UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2007

Marlin Business Services Corp
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ	08054
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (888) 479-9111

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 24, 2007 the Registrant closed on the issuance of its ninth term note securitization transaction in the amount of $440,455,000. This issuance, which was made to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, has seven different classes of notes. Each class of notes has its own final maturity date (ranging from October 2008 to February 2015), and the effective weighted average interest coupon over the term of the financing will be approximately 5.74%. Each class of notes is assigned one of the following ratings by Standard & Poor's Ratings Services and Moody's Investors Service, Inc., respectively: A-1+/P-1; AAA/Aaa; AA/Aa2; A/A2; and BBB/Baa2. This financing is recorded as an "on-balance sheet" transaction and is collateralized by certain of the Registrant's direct financing leases and loans. The Registrant issued a press release on October 25, 2007 announcing this closing of this transaction, and a copy of that press release is being furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

99.1    Press Release issued by Marlin Business Services Corp. on October 25, 2007.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marlin Business Services Corp (Registrant)
October 25, 2007 (Date)	/s/ DANIEL P. DYER Daniel P. Dyer Chief Executive Officer